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                                                                    EXHIBIT 23.1




               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc. to be filed on or about the date hereof of our report dated November 12, 2001, with respect to the consolidated financial statements of MAXIMUS, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Securities and Exchange Commission on December 21, 2001 (File Number 001-12997).

                                                    /s/ ERNST & YOUNG LLP

McLean, Virginia
May 9, 2002